          As filed with the Securities and Exchange Commission on April 30, 2009
                                                              File No. 811-21824

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                               Amendment No. 6 [X]

                                   ----------

                      MOUNT VERNON SECURITIES LENDING TRUST
               (Exact Name of Registrant as Specified in Charter)

                 800 Nicollet Mall, Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)

                                 (612) 303-7987
              (Registrant's Telephone Number, Including Area Code)

                                   ----------

                                Richard J. Ertel
                               Assistant Secretary
                          800 Nicollet Mall, BC-MN-H04N
                          Minneapolis, Minnesota 55402
                     (Name and Address of Agent for Service)

                                   ----------

EXPLANATORY NOTE

     This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the 1940 Act. However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

     This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.


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                                     PART A

                      MOUNT VERNON SECURITIES LENDING TRUST


                                 APRIL 30, 2009


ITEM 1. FRONT AND BACK COVER PAGES

     Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

     Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

     Not Applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

     U.S. Bank National Association ("U.S. Bank") has established a securities lending program for its clients. FAF Advisors, Inc. ("FAF Advisors"), a wholly owned subsidiary of U.S. Bank, administers the securities lending program. Each client that participates in the securities lending program as a lender ("Lender") enters into a securities lending authorization agreement ("Lending Agreement") with U.S. Bank. Under the Lending Agreement, U.S. Bank is permitted to delegate administration of the securities lending program (the "Lending Program") to affiliates including FAF Advisors, thereby empowering FAF Advisors with the duties described in the Lending Agreement, specifically the authority to invest the cash collateral securing loans of securities of each Lender. The Mount Vernon Securities Lending Trust (the "Trust") has been established for the investment of cash collateral on behalf of Lenders participating in the Lending Program.


     The Trust offers one series of shares of beneficial interest representing interests in one portfolio, Mount Vernon Securities Lending Prime Portfolio ("Prime Portfolio") (the "Portfolio"). FAF Advisors serves as the investment advisor for the Trust's Portfolio.






     The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the "Board") upon at least 30 days prior written notice to shareholders of



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the Portfolio. See the Statement of Additional Information for a description of the Portfolio's investment restrictions.



OBJECTIVE AND PRINCIPAL STRATEGIES





     The Prime Portfolio seeks to:

     - maximize current income to the extent consistent with the preservation of capital and liquidity; and

     - maintain a stable $1.00 per share net asset value ("NAV") by investing in dollar-denominated securities with remaining maturities of 397 calendar days or less.


     This Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments, which are further described in the Statement of Additional Information:



     - securities issued or backed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities"), including debt obligations issued by corporate issuers and insured by the Federal Deposit Insurance Corporation;



     - instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits (including Eurodollar certificates of deposit ("ECDs"), Eurodollar time deposits ("ETDs") and Yankee certificates of deposit ("YCDs"));


     - corporate debt obligations, including commercial paper of U.S. and foreign companies;

     -    money market funds;




     - debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;

     -    repurchase agreements;

     -    loan participation interests;

     -    funding agreements;




     -    asset-backed securities; and


     - floating and variable rate securities, including variable amount master demand notes



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     All investments will qualify as "eligible securities" within the meaning of
Rule 2a-7. Eligible securities means they are U.S. dollar-denominated high quality securities which have been determined by FAF Advisors to present minimal credit risk and are rated in one of the two highest rating categories by one or more nationally-recognized statistical ratings organizations or are deemed by FAF Advisors to be of comparable quality to securities having such ratings.
Prime Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.


     Pursuant to Rule 2a-7, the Portfolio is required to invest exclusively in securities that mature within 397 days from the date of purchase and to maintain an average weighted maturity of not more than 90 days.



     The Portfolio may also use other strategies and invest in other securities as described in the Statement of Additional Information.


















































RISK FACTORS


     The Portfolio is subject to the following principal risks:



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     -    Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.



     - Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Effective maturity and effective duration are measures of the Portfolio's interest rate risk.



     - A default on a security or repurchase agreement held by the Portfolio could cause the value of your investment to decline.



     - The level of income you receive from the Portfolio will be affected by movements in short-term interest rates.



     - Foreign securities in which the Portfolio invests, although U.S. dollar denominated, may present some additional risk. Political or social instability, or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolio. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.





     - An issuer of debt securities may not make timely principal or interest payments on its securities, or the other party to a contract may default on its obligations.

     - When interest rates fall, the value of variable and floating rate securities may appreciate less than comparable fixed-income securities.





     - The Portfolio may hold securities which are illiquid or have limited liquidity. These securities may be difficult to sell at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell such security, sell other securities to raise cash, or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading may also lead to greater price volatility.






     - An investment in the Portfolio is not a deposit of U.S. Bank or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.



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     -    The Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.






     - To the extent the Portfolio invests in money market funds advised by another investment advisor, Lenders will bear both a proportionate share of the expense in the Portfolio and, indirectly, the expenses of such other money market fund.









     - The Portfolio is actively managed and its performance therefore will reflect in part FAF Advisors' ability to make investment decisions that are suited to achieving the Portfolio's investment objectives. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.


DISCLOSURE OF PORTFOLIO HOLDINGS


     A description of the Portfolio's policies and procedures with respect to the disclosure of the Portfolio's portfolio securities is available in the Portfolio's Statement of Additional Information.


ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISOR


     FAF Advisors is the Portfolio's investment advisor. FAF Advisors provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of December 31, 2008, FAF Advisors had more than $106 billion in assets under management, including registered investment company assets of more



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than $93 billion. As investment advisor, FAF Advisors manages the Portfolio's business and investment activities, subject to the authority of the Board.



     FAF Advisors does not charge an investment advisory fee for its investment advisory services to the Trust's Portfolio.


     FAF Advisors is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

THE ADMINISTRATOR


     FAF Advisors provides administrative services to the Portfolio. These services include general administrative, accounting and transfer agent services and certain other services. The Administrator receives total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio and bears all of the Portfolio's other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses.


THE CUSTODIAN


     U.S. Bank provides custody services to the Trust.


PORTFOLIO MANAGEMENT


     The Portfolio is managed by a team of persons associated with FAF Advisors.





SHARES OF THE TRUST

     Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

ITEM 6. SHAREHOLDER INFORMATION

PRICING, PURCHASE AND REDEMPTION OF PORTFOLIO SHARES


     Shares of the Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.



     Shares of the Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank is open for business, except for Good Friday ("Business Day"). All shares of the Portfolio are purchased and redeemed at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust's transfer agent and determined to be



                                       7

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in good order. FAF Advisors, in administering U.S. Bank's securities lending agent duties for a Lender, will affect all purchases and redemptions on behalf of a Lender.


     The NAV of the Portfolio will be calculated at 4:30 p.m. Eastern time on each Business Day.






     The Portfolio's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of Portfolio shares. The securities held by the Portfolio are valued on the basis of amortized cost. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of any discount or premium until the instrument's maturity, rather than looking at actual changes in the market value of the instrument. The Portfolio's net asset value is normally expected to be $1 per share.






     Redemptions will be paid in cash unless the Board determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Board, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.


     In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when an account is opened (or ownership is changed), the Trust will request certain information, including name, address and taxpayer identification number which will be used to verify identity. If sufficient information is not available to verify identity, the Trust will not open an account. As required by law, the Trust may employ various procedures, such as comparing information to fraud databases or requesting additional information and documentation, to ensure that the


                                       8

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information supplied is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm identity as required by law.

DIVIDENDS AND DISTRIBUTIONS


     Dividends on shares of the Portfolio will be declared daily and paid monthly from net investment income. Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and FAF Advisors. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on undistributed income and capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses.


     A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

EXCESSIVE TRADING OF PORTFOLIO SHARES


     The Board has not adopted market timing policies and procedures applicable to the Portfolio. The Board has evaluated the risks of market timing activities by the Portfolio's shareholders and has determined that due to the (i) Portfolio's attempt to maintain a stable NAV, (ii) nature of the Portfolio's portfolio holdings, (iii) nature of the Portfolio's shareholders, (iv) inability of the Portfolio's shareholders to exchange into other mutual funds, and (v) inability of the Portfolio's shareholders to direct transactions because purchases and redemptions are made as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio's shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.


TAX CONSEQUENCES

     Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws and are not expected to be eligible for the long-term capital gain tax rate applicable to certain qualified dividend income. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

     Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.


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     Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Portfolio's income attributable to U.S. Government Securities. The Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax exempt organizations.



     The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax advisor.


ITEM 7. DISTRIBUTION ARRANGEMENTS


     Shares of the Portfolio are being offered to Lenders in connection with the Lending Program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to Rule 12b-1 fees.


ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION

     Not Applicable.

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS


                 MOUNT VERNON SECURITIES LENDING PRIME PORTFOLIO



                                   A SERIES OF


                      MOUNT VERNON SECURITIES LENDING TRUST




                                   ----------

                                800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                              PHONE: (612) 303-2000

                                   ----------

                       STATEMENT OF ADDITIONAL INFORMATION


                                 APRIL 30, 2009



     This Statement of Additional Information (the "SAI") supplements the information contained in Part A of the Trust's Registration Statement dated April 30, 2009, concerning the Mount Vernon Securities Lending Trust (the "Trust") and the Mount Vernon Securities Lending Prime Portfolio (the "Portfolio"). This SAI is not a prospectus and should be read in conjunction with Part A of the Trust's Registration Statement, which may be obtained by telephoning or writing the Trust at the number or address shown above.



     The Trust's financial statements for the fiscal year ended December 31, 2008, including the independent registered public accounting firm's report thereon, are included in the Trust's annual report, which was filed with the Securities and Exchange Commission (the "SEC") on March 11, 2009, and is incorporated into this SAI by reference. A copy of the annual report is available, without charge, upon request, by calling the number shown above.



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                                TABLE OF CONTENTS


Trust History .............................................................   13
Description of the Trust and its Investments and Risks ....................   13
Management of the Trust ...................................................   24
Control Persons and Principal Holders of Securities .......................   32
Investment Advisory and Other Services ....................................   33
Portfolio Managers ........................................................   35
Brokerage Allocation and Other Practices ..................................   37
Capital Stock and Other Securities ........................................   38
Purchase, Redemption and Pricing of Shares ................................   39
Taxation ..................................................................   40
Underwriters ..............................................................   41
Calculation of Performance Data ...........................................   41
Financial Statements ......................................................   41
Appendix A - Short-Term Ratings ...........................................   42


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ITEM 10. TRUST HISTORY


     The Trust was organized in the State of Delaware on August 18, 2005. The Trust is organized as a series fund and currently issues its shares in one series named Mount Vernon Securities Lending Prime Portfolio (the "Portfolio").


ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS


     The Portfolio of the Trust is an open-end, diversified management investment company. The Portfolio is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").


INVESTMENT POLICIES


     The investment policies described below (i) reflect the investment practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust (the "Board") without shareholder approval. To the extent consistent with the Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:



     ASSET-BACKED SECURITIES. The Portfolio may invest in asset-backed securities as a principal investment strategy. Asset-backed securities generally constitute interests in, or obligations secured by, a pool of receivables other than mortgage loans, such as automobile loans and leases, credit card receivables, home equity loans and trade receivables. Asset-backed securities generally are issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity's bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.



     BANK OBLIGATIONS. The Portfolio invests as a principal investment strategy in U.S. dollar-denominated obligations of domestic and foreign banks, including fixed and variable rate certificates of deposit, time deposits, bankers' acceptances, and other short-term obligations. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. Bank obligations in which the Portfolio invests may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.



                                       13

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     COMMERCIAL PAPER AND RULE 144A SECURITIES. The securities in which the
Portfolio may invest may include commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and corporate obligations qualifying for resale to certain "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933. Commercial paper refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. The Portfolio may also purchase asset-backed commercial paper ("ABCP"), which is a form of commercial paper that is backed by assets such as real estate, trade receivables, credit card loans, auto loans and other commercial assets. ABCP is typically sponsored by a commercial bank or other financial institution. Such securities, if they meet the criteria for liquidity established by the Board, will be considered liquid. Consequently, the Portfolio does not intend to subject such securities to the 10% limitation applicable to investments in illiquid securities. Investing in Rule 144A securities could have the effect of increasing the level of illiquidity in the Portfolio to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.



     FOREIGN SECURITIES. The Portfolio may invest as a principal investment strategy in dollar-denominated obligations of U.S. branches of foreign banks, foreign branches of domestic banks, foreign banks, and foreign corporations. Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. These risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Foreign securities also may be subject to greater fluctuations in price than securities issued by U.S. corporations. The principal markets on which these securities trade may have less volume and liquidity, and may be more volatile, than securities markets in the United States.



     In addition, there may be less publicly available information about a foreign bank or company than about a U.S. domiciled bank or company. Foreign banks and companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. domestic banks and companies. There is also generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States. Confiscatory taxation or diplomatic developments could also affect investment in those countries. Various provisions of federal law governing the establishment and operation of domestic branches of foreign banks do not apply to foreign branches of domestic banks. Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office.









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     FUNDING AGREEMENTS. The Portfolio may invest in funding agreements as a principal investment strategy. Funding agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. When purchased by the Portfolio, the funding agreements will typically be short-term and provide an adjustable rate of interest. Funding agreements may or may not allow the Portfolio to demand repayment of principal after an agreed upon waiting period or upon certain other conditions. The insurance company may also have a corresponding right to prepay the principal with accrued interest upon a specified number of days' notice to the Portfolio. The maturity date of some funding agreements may be extended upon the mutual agreement and consent of the insurance company and the Portfolio.



     ILLIQUID SECURITIES. The Portfolio will not invest more than 10% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.



     LOAN PARTICIPATION INTERESTS. The Portfolio may invest in loan participation interests as a principal investment strategy. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, the Portfolio) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. If the Portfolio invests in loan participation interests that can be sold within a seven-day period, the interests are deemed by FAF Advisors, Inc. ("FAF Advisors") to be liquid investments. If the Portfolio invests in loan participation interests that are restricted from being sold within a seven-day period, the interests are deemed by FAF Advisors to be illiquid investments and therefore subject to the Portfolio's non-fundamental policy limiting investments in illiquid securities to not more than 10% of net assets.



     MONEY MARKET FUNDS. The Portfolio may invest, to the extent permitted by the 1940 Act, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the fees that the Portfolio bears directly in connection with its own operations. Investment companies in which the Portfolio may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Portfolio and, therefore, will be borne indirectly by its shareholders.

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     PUT OPTIONS. The Portfolio may, as a non-principal investment strategy, purchase securities that provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a "put," may be sold, transferred or assigned only with the underlying security or securities. The Portfolio may pay a higher price for a security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Portfolio to be as fully invested as practicable in securities while at the same time providing the Portfolio with appropriate liquidity.



     REPURCHASE AGREEMENTS. The Portfolio may, as a principal investment strategy, enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio's cost plus interest. The Portfolio will enter into repurchase agreements only with financial institutions that FAF Advisors determines are creditworthy. The Portfolio will not invest more than 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience (i) delays in recovering the collateral securing the counterparty's obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully. The Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below 102% (100% for loans of U.S. Government and U.S. Government Agency Discount Notes). The collateral ordinarily consists of U.S. Government securities, but the collateral may also consist of other non-traditional securities, including, but not limited to investment and non-investment grade corporate debt and equity securities of U.S. issuers ("Non-traditional Repurchase Agreement"). FAF Advisors is

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responsible for ensuring that each Non-traditional Repurchase Agreement constitutes an eligible security for purposes of Rule 2a-7 of the 1940 Act.





     U.S. GOVERNMENT SECURITIES. The Portfolio may invest in securities issued or guaranteed as to principal or interest by the U.S. Government, or agencies or instrumentalities of the U.S. Government, as a principal investment strategy. The types of U.S. Government securities in which the Portfolio may invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or
(iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and (iv), other than as set forth above, because it is not obligated to do so by law.



     VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 397 calendar days only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 397 calendar days upon not more than 30 days' notice.



     Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. FAF Advisors will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

     WHEN-ISSUED TRANSACTIONS. The Portfolio may purchase securities on a when-issued basis, although it does not do so as a principal investment strategy. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.



     The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.



     Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.



     When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.



     ZERO COUPON SECURITIES. The Portfolio may, as a non-principal investment strategy, invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.



     Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.

     Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.


     Additionally, the Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.


INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions


     The Portfolio is classified under the 1940 Act as a diversified series of an open-end management investment company. This classification cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act, i.e., by the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. The 1940 Act currently requires that, as a diversified fund, the Portfolio may not, with respect to 75% of its total assets, purchase securities of an issuer (other than (i) securities issued by other investment companies, (ii) securities issued by the U.S. Government, its agencies, instrumentalities or authorities, or (iii) repurchase agreements fully collateralized by U.S. Government securities) if (a) such purchase would, at the time, cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or
(b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.



     In addition to the Investment Objective and Strategies and Risks Factors set forth in Part A, the Portfolio is subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 6 below are fundamental and cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act.



     The Portfolio will not:



     1. Concentrate its investments in a particular industry, except that there shall be no limitation on the purchase of obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. For purposes of this limitation, the U.S. Government and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Portfolio is concentrating in an industry shall be determined in accordance with the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     2. Borrow money or issue senior securities, except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     3. Purchase physical commodities or contracts relating to physical commodities.


     4. Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.


     5. Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.

     6. Make loans except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.


     For purposes of applying the limitation set forth in number 1 above, according to the current interpretation by the SEC, the Portfolio would be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry.



     For purposes of applying the limitation set forth in number 2 above, under the 1940 Act as currently in effect, the Portfolio is not permitted to issue senior securities, except that the Portfolio may borrow from any bank if immediately after such borrowing the value of the Portfolio's total assets is at least 300% of the principal amount of all of the Portfolio's borrowings (i.e., the principal amount of the borrowings may not exceed 33 1/3% of the Portfolio's total assets). In the event that such asset coverage shall at any time fall below 300% the Portfolio shall, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.



     For purposes of applying the limitation set forth in number 6 above, there are no limitations with respect to unsecured loans made by the Portfolio to an unaffiliated party. However, when the Portfolio loans its portfolio securities, the obligation on the part of the Portfolio to return collateral upon termination of the loan could be deemed to involve the issuance of a senior security within the meaning of Section 18(f) of the 1940 Act. In order to avoid violation of Section 18(f), the Portfolio may not make a loan of portfolio securities if, as a result, more than one-third of its total asset value (at market value computed at the time of making a loan) would be on loan. The Portfolio currently does not intend to make loans, unsecured or otherwise, except to the extent that investments in debt securities in accordance with Rule 2a-7 (as discussed below under "Additional Restrictions") would be deemed to be loans.

Non-Fundamental Investment Restrictions

     The following restrictions are non-fundamental and may be changed by the Board without a shareholder vote.


     1.   The Portfolio will not sell securities short.



     2. The Portfolio will not borrow money in an amount exceeding 10% of its total assets. The Portfolio will not borrow money for leverage purposes. For the purpose of this investment restriction, the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. The Portfolio will not make additional investments while its borrowings exceed 5% of total assets.



     3. The Portfolio will not invest more than 10% of its net assets in illiquid securities.





Additional Restrictions


     The Portfolio may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank.



     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 22589 dated March 28, 1997) from the SEC under which short-term investments and repurchase agreements may be entered into on a joint basis by the Portfolio and other funds advised by FAF Advisors.



     The Trust may rely on a previously received exemptive order (Investment Company Act Release No. 25526 dated April 15, 2002) from the SEC which permits the Portfolio to participate in an interfund lending program pursuant to which the Portfolio and other mutual funds advised by FAF Advisors may lend money directly to each other for emergency or temporary purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating mutual funds, including the following: (1) no mutual fund may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating mutual funds under a loan agreement; and (2) no mutual fund may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements and, to the extent applicable, money market cash sweep arrangements. In addition, a mutual fund may participate in the program only if and to the extent that such participation is consistent with the fund's investment objectives and policies (for instance, money market funds would normally participate only as lenders because they rarely need to borrow cash to meet redemptions). The duration of any loans made under the interfund lending program will be limited to the time required to receive payment for the securities sold, but in no event more than seven days. All loans will be callable by the lending fund on one business day's notice. A mutual fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional costs. The program is subject to the oversight and periodic review of the board of trustees of the participating mutual funds, or the equivalent.


     The Portfolio is subject to the investment restrictions of Rule 2a-7 under the 1940 Act in addition to other policies and restrictions discussed herein. Pursuant to Rule 2a-7, the Portfolio is required to invest exclusively in securities that mature within 397 days from the date of purchase and to maintain an average weighted maturity of not more than 90 days. Under Rule 2a-7, securities that are subject to specified types of demand or put features may be deemed to mature at the next demand or put date although they have a longer stated maturity. Rule 2a-7 also requires that all investments by the Portfolio be limited to United States dollar-denominated investments that (a) present "minimal credit risk" and (b) are at the time of acquisition "Eligible Securities." Eligible Securities include, among others, securities that are rated by two Nationally Recognized Statistical Rating Organizations ("NRSROs") in one of the two highest categories for short-term debt obligations, such as A-1 or A-2 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Prime-1 or Prime-2 by Moody's Investors Service, Inc. ("Moody's"). It is the responsibility of the Board to determine that the Portfolio's investments present only "minimal credit risk" and are Eligible Securities. The Board has established written guidelines and procedures for FAF Advisors and oversees FAF Advisors' determination that the Portfolio's portfolio securities present only "minimal credit risk" and are Eligible Securities.



     Rule 2a-7 requires, among other things, that the Portfolio may not invest, other than in United States "Government Securities" (as defined in the 1940
Act), more than 5% of its total assets in securities issued by the issuer of the security; provided that the Portfolio may invest in First Tier Securities (as defined in Rule 2a-7) in excess of that limitation for a period of up to three business days after the purchase thereof provided that the Portfolio may not make more than one such investment at any time. Rule 2a-7 also requires that the Portfolio may not invest, other than in United States Government Securities, (a) more than 5% of its total assets in Second Tier Securities (i.e., Eligible Securities that are not rated by two NRSROs in the highest category such as A-1 and Prime-1) and (b) more than the greater of 1% of its total assets or $1,000,000 in Second Tier Securities of any one issuer.



     The concentration policy of the Portfolio permits investment, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks and (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks). The Portfolio may concentrate in such instruments when, in the opinion of FAF Advisors, the yield, marketability and availability of investments meeting the Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.

PORTFOLIO TURNOVER


     The Portfolio generally intends to hold its portfolio securities to maturity. In certain instances, however, the Portfolio may dispose of its portfolio securities prior to maturity when it appears such action will be in the best interest of the Portfolio because of changing money market conditions, redemption requests, or otherwise. The Portfolio may attempt to maximize the total return on its portfolio by trading to take advantage of changing money market conditions and trends or to take advantage of what are believed to be disparities in yield relationships between different money market instruments. Because the Portfolio invests in short-term securities and manages its portfolio, as described above in "Description of the Trust and its Investments and Risks - Investment Policies" and in Part A to the Trust's registration statement, the portfolio will turn over several times a year. Because brokerage commissions as such are not usually paid in connection with the purchase or sale of the securities in which the Portfolio invests and because the transactional costs are small, the high turnover is not expected to materially affect net asset values or yields. Securities with maturities of less than one year are excluded from required portfolio turnover rate calculations, and, therefore, the Portfolio's turnover rate for reporting purposes will be zero.


DISCLOSURE OF PORTFOLIO HOLDINGS


     The Portfolio is not subject to the policies and procedures adopted by the Board which prohibit the release of information concerning portfolio holdings ("Disclosure Policies") because the Portfolio holds only short-term securities that generally do not vary significantly in value over short periods of time. Because of the types of securities held by the Portfolio, such portfolio holdings information would not be subject to the types of misuses that the Disclosure Policies are designed to prevent.



     The Trust may disclose the Portfolio's securities holdings on a daily basis to shareholders of the Portfolio. Information regarding the Portfolio's holdings is available electronically on a daily basis with a one-day lag through WebAccess, a client-oriented suite of on-line information reports, to which all shareholders of the Trust are offered access.

ITEM 12. MANAGEMENT OF THE TRUST

MANAGEMENT INFORMATION


     The Board is responsible for overseeing generally the operation of the Portfolio. FAF Advisors serves as the Trust's investment advisor, transfer agent and administrator. U.S. Bank National Association ("U.S. Bank") serves as the Trust's custodian.


     Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered "interested persons" as that term is defined in the 1940 Act (the "Independent Trustees").

INDEPENDENT TRUSTEES


                                                                                                      No. of
                        Position                                                                   Portfolios in           Other
                          Held        Term of Office and             Principal Occupation           Fund Complex       Directorships
                        with the          Length of                        During                   Overseen by           Held by
 Name, Address and Age   Trust          Time Served                    Past 5 Years                   Trustee             Trustee*
----------------------  --------  --------------------------  --------------------------------  ---------------------  -------------
Benjamin R. Field III   Trustee   Term expiring earlier of    Retired; Senior Financial         First American Funds   None
P.O. Box 1329                     death, resignation,         Advisor, Bemis Company, Inc.      Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  from May 2002 through February    registered investment
55440-1329                        or successor duly elected   2004                              companies, including
(1938)                            and qualified. Trustee of                                     60 portfolios
                                  the Trust since September
                                  2005

Roger A. Gibson         Trustee   Term expiring earlier of    Director, Charterhouse Group,     First American Funds   None
P.O. Box 1329                     death, resignation,         Inc., a private equity firm,      Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  since October 2005;               registered investment
55440-1329                        or successor duly elected   Advisor/Consultant, Future        companies, including
(1946)                            and qualified. Trustee of   Freight(TM), a logistics/supply   60 portfolios
                                  the Trust since September   chain company since August 2004;
                                  2005                        Vice President and Chief
                                                              Operating Officer, Cargo -
                                                              United Airlines, from July 2001
                                                              through retirement in June 2004

Victoria J. Herget      Trustee   Term expiring earlier of    Investment consultant and         First American Funds   None
P.O. Box 1329                     death, resignation,         non-profit board member since     Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  2001; Board Chair, United         registered investment
55440-1329                        or successor duly elected   Educators Insurance Company       companies, including
(1951)                            and qualified. Trustee of                                     60 portfolios
                                  the Trust since September
                                  2005

John P. Kayser          Trustee   Term expiring earlier of    Retired; Principal from 1983 to   First American Funds   None
P.O. Box 1329                     death, resignation,         2004, William Blair & Company,    Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  LLC, a Chicago-based investment   registered investment
55440-1329                        or successor duly elected   firm                              companies, including
(1949)                            and qualified. Trustee of                                     60 portfolios
                                  the Trust since October
                                  2006

Leonard W. Kedrowski    Trustee   Term expiring earlier of    Owner and President, Executive    First American Funds   None
P.O. Box 1329                     death, resignation,         and Management Consulting, Inc.,  Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  a management consulting firm;     registered investment
55440-1329                        or successor duly elected   Board member, GC McGuiggan        companies, including
(1941)                            and qualified. Trustee of   Corporation (dba Smyth            60 portfolios
                                  the Trust since September   Companies), a label printer;
                                  2005                        member, investment advisory
                                                              committee, Sisters of the Good
                                                              Shepherd

Richard K. Riederer     Trustee   Term expiring earlier of    Owner and Chief Executive         First American Funds   Cleveland-
P.O. Box 1329                     death, resignation,         Officer, RKR Consultants, Inc.,   Complex: twelve        Cliffs Inc.
Minneapolis, Minnesota            removal, disqualification,  a consulting company providing    registered investment  (a producer
55440-1329                        or successor duly elected   advice on business strategy       companies, including   of iron ore
(1944)                            and qualified. Trustee of   mergers and acquisitions, and     60 portfolios          pellets and
                                  the Trust since September   non-profit board member since                            coal)
                                  2005                        2005

                                                                                                      No. of
                        Position                                                                   Portfolios in           Other
                          Held        Term of Office and             Principal Occupation           Fund Complex       Directorships
                        with the          Length of                        During                   Overseen by           Held by
 Name, Address and Age   Trust          Time Served                    Past 5 Years                   Trustee             Trustee*
----------------------  --------  --------------------------  --------------------------------  ---------------------  -------------
Joseph D. Strauss       Trustee   Term expiring earlier of    Attorney At Law, Owner and        First American Funds   None
P.O. Box 1329                     death, resignation,         President, Strauss Management     Complex: twelve
Minneapolis, Minnesota            removal, disqualification,  Company, a Minnesota holding      registered investment
55440-1329                        or successor duly elected   company for various               companies, including
(1940)                            and qualified. Trustee of   organizational management         60 portfolios
                                  the Trust since September   business ventures; Owner,
                                  2005                        Chairman and Chief Executive
                                                              Officer, Community Resource
                                                              Partnerships, Inc., a strategic
                                                              planning, operations management,
                                                              government relations,
                                                              transportation planning and
                                                              public relations organization;
                                                              Owner, Chairman and Chief
                                                              Executive Officer, Excensus(TM)
                                                              LLC, a strategic demographic
                                                              planning and application
                                                              development firm

Virginia L. Stringer    Chair;    Chair term three years.     Governance consultant and         First American Funds   None
P.O. Box 1329           Trustee   Trustee term expiring       non-profit board member; former   Complex: twelve
Minneapolis, Minnesota            earlier of death,           Owner and President, Strategic    registered investment
55440-1329                        resignation, removal,       Management Resources, Inc.,  a    companies, including
(1944)                            disqualification, or        management consulting firm;       60 portfolios
                                  successor duly elected and  Chair, Saint Paul Riverfront
                                  qualified. Chair of         Corporation, since 2005
                                  Trust's Board since
                                  September 2005; Trustee of
                                  the Trust since
                                  September 2005

James M. Wade           Trustee   Term expiring earlier of    Owner and President, Jim Wade     First American Funds   None
P.O. Box 1329                     death, resignation,         Homes, a homebuilding company     Complex: twelve
Minneapolis, Minnesota            removal, disqualification,                                    registered investment
55440-1329                        or successor duly elected                                     companies, including
(1943)                            and qualified. Trustee of                                     60 portfolios
                                  the Trust since September
                                  2005


* Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or any company registered as an investment company under the Investment Company Act.

OFFICERS

                                                            Term of Office and
                                     Position Held with          Length of                       Principal Occupation
Name, Address and Age                   the Trust              Time Served                        During Past 5 Years
---------------------              ---------------------  ------------------------  -----------------------------------------------
Thomas S. Schreier, Jr.            President              Re-elected by the Board   Chief Executive Officer of FAF Advisors, Inc.;
FAF Advisors, Inc.                                        annually; President of    Chief Investment Officer of FAF Advisors, Inc.
800 Nicollet Mall                                         Trust since September     since September 2007
Minneapolis, Minnesota 55402                              2005
(1962) *

Jeffery M. Wilson                  Vice President -       Re-elected by the Board   Senior Vice President of FAF Advisors, Inc.
FAF Advisors, Inc.                 Administration         annually; Vice President
800 Nicollet Mall,                                        - Administration of
Minneapolis, Minnesota 55402                              Trust since September
(1956) *                                                  2005

                                                            Term of Office and
                                     Position Held with          Length of                       Principal Occupation
Name, Address and Age                   the Trust              Time Served                        During Past 5 Years
---------------------              ---------------------  ------------------------  -----------------------------------------------
Charles D. Gariboldi, Jr.          Treasurer              Re-elected by the Board   Mutual Funds Treasurer, FAF Advisors, Inc.,
FAF Advisors, Inc.                                        annually; Treasurer of    since October 2004; prior thereto, Vice
800 Nicollet Mall                                         Trust since September     President for investment accounting and fund
Minneapolis, Minnesota 55402                              2005                      treasurer of Thrivent Financial for Lutherans
(1959) *

Jill M. Stevenson,                 Assistant Treasurer    Re-elected by the Board   Mutual Funds Assistant Treasurer, FAF Advisors,
FAF Advisors, Inc.                                        annually; Assistant       Inc. since September 2005; prior thereto,
800 Nicollet Mall,                                        Treasurer of Trust since  Director, Senior Project Manager, FAF Advisors,
Minneapolis, MN 55402                                     September 2005            Inc.
(1965)*

David H. Lui                       Chief Compliance       Re-elected by the         Chief Compliance Officer of FAF Advisors, Inc.
FAF Advisors, Inc.                 Officer                Board annually;           since March 2005; Chief Compliance Officer,
800 Nicollet Mall                                         Chief Compliance          Franklin Advisors, Inc. and Chief Compliance
Minneapolis, MN 55402                                     Officer of Trust since    Counsel, Franklin Templeton Investments from
(1960) *                                                  September 2005            March 2004 to March 2005; prior thereto, Vice
                                                                                    President, Charles Schwab & Co., Inc.

Jason Mitchell,                    Anti-Money Laundering  Re-elected by the Board   Anti-Money Laundering Officer, FAF Advisors,
FAF Advisors, Inc.                 Officer                annually; Anti-Money      Inc. since December 2008 and from September
800 Nicollet Mall,                                        Laundering Officer of     2006 to August 2008; Compliance Manager, FAF
Minneapolis, Minnesota 55402                              the Trust since December  Advisors, Inc. since June 2006; prior thereto,
(1976) *                                                  2008 and from September   Compliance Analyst, FAF Advisors, Inc. from
                                                          2006 to September 2008    October 2004 through June 2006; prior thereto,
                                                                                    Senior Systems Helpdesk Analyst, Wachovia
                                                                                    Retirement Services

Kathleen L. Prudhomme              Secretary              Re-elected by the Board   Deputy General Counsel, FAF Advisors, Inc.
FAF Advisors, Inc.                                        annually; Secretary of    since November 2004; prior thereto, Partner,
800 Nicollet Mall                                         Trust since September     Dorsey & Whitney LLP, a Minneapolis-based law
Minneapolis, Minnesota 55402                              2005                      firm
(1953) *

James D. Alt                       Assistant Secretary    Re-elected by the Board   Partner, Dorsey & Whitney LLP, a
50 South Sixth Street, Suite 1500                         annually; Assistant       Minneapolis-based law firm
Minneapolis, Minnesota 55402                              Secretary of Trust since
(1951)                                                    September 2005

James R. Arnold                    Assistant Secretary    Re-elected by the Board   Senior Vice President, U.S. Bancorp Fund
615 E. Michigan Street                                    annually; Assistant       Services, LLC
Milwaukee, WI 53202                                       Secretary of Trust since
(1957)*                                                   September 2005

Richard J. Ertel,                  Assistant Secretary    Re-elected by the Board   Counsel, FAF Advisors, Inc. since May 2006;
FAF Advisors, Inc.                                        annually; Assistant       prior thereto, Counsel, Ameriprise Financial
800 Nicollet Mall                                         Secretary of the Trust    Services, Inc. from September 2004 to May 2006;
Minneapolis, Minnesota 55402                              since June 2006           prior thereto, Counsel, FAF Advisors, Inc.
(1967) *

Michael W. Kremenak                Assistant Secretary    Re-elected by the Board   Counsel, FAF Advisors, Inc. since January 2009;
FAF Advisors, Inc.                                        annually; Assistant       prior thereto, Associate, Skadden, Arps, Slate,
800 Nicollet Mall                                         Secretary of the Trust    Meagher & Flom LLP from September 2005 to
Minneapolis, Minnesota 55402                              since February 2009       January 2009
(1978) *


----------------

* Messrs. Schreier, Wilson, Gariboldi, Lui, Mitchell, Ertel and Kremenak, Ms. Prudhomme and Ms. Stevenson are each officers and/or employees of FAF Advisors, Inc., which serves as investment advisor, transfer agent and administrator for the Trust. Mr. Arnold is an officer of U.S. Bancorp Fund Services, LLC, which is a subsidiary of U.S. Bancorp.

STANDING COMMITTEES OF THE BOARD OF TRUSTEES


     There are currently three standing committees of the Board: Audit Committee, Pricing Committee and Governance Committee. References to the "Portfolio" in the committee descriptions below are to the Trust and the Portfolio of the Trust. All committee members are Independent Trustees.



                                                                                                       NUMBER OF FUND COMPLEX
                                                                                                         COMMITTEE MEETINGS
                                                                                                           HELD DURING THE
                                                                                                         TRUST'S FISCAL YEAR
                                COMMITTEE FUNCTION                         COMMITTEE MEMBERS              ENDED 12/31/2008
                  ----------------------------------------------   ---------------------------------   ----------------------
Audit Committee   The purposes of the Committee are (1) to           Leonard W. Kedrowski (Chair)                 7
                  oversee the Portfolio's accounting and                Benjamin R. Field, III
                  financial reporting policies and practices,               John P. Kayser
                  their internal controls and, as appropriate,            Richard K. Riederer
                  the internal controls of certain service         Virginia L. Stringer (ex-officio)
                  providers; (2) to oversee the quality of the
                  Portfolio's financial statements and the
                  independent audit thereof; (3) to assist Board
                  oversight of the Portfolio's compliance with
                  legal and regulatory requirements; and (4) to
                  act as a liaison between the Portfolio's
                  independent auditors and the full Board of
                  Trustees. The Audit Committee, together with
                  the Board of Trustees, has the ultimate
                  authority and responsibility to select,
                  evaluate and, where appropriate, replace the
                  outside auditor (or to nominate the outside
                  auditor to be proposed for shareholder
                  approval in any proxy statement).

Pricing           The Committee is responsible for overseeing           Roger A. Gibson (Chair)                   5
Committee         the valuation of securities for which market          Benjamin R. Field, III
                  quotations are not readily available, pursuant             James M. Wade
                  to procedures established by the Board of        Virginia L. Stringer (ex-officio)
                  Trustees.

Governance        The Committee has responsibilities relating to       Joseph D. Strauss (Chair)                  3
Committee         (1) Board and Committee composition                        James M. Wade
                  (including, interviewing and recommending to            Victoria J. Herget
                  the Board nominees for election as Trustees;      Virginia Stringer (ex-officio)
                  reviewing the independence of all independent
                  Trustees; reviewing Board composition to
                  determine the appropriateness of adding
                  individuals with different backgrounds or
                  skills; reporting to the Board on which
                  current and potential members of the Audit
                  Committee qualify as Audit Committee Financial
                  Experts; recommending a successor to the Board
                  Chair when a vacancy occurs; consulting with
                  the Board Chair on Committee assignments; and
                  in anticipation of the Board's request for
                  shareholder approval of a slate of Trustees,
                  recommending to the Board the slate of
                  Trustees to be presented for Board and
                  shareholder approval); (2) Committee structure
                  (including, at least annually, reviewing each
                  Committee's structure and membership and
                  reviewing each Committee's charter and
                  suggesting changes thereto); (3) Trustee
                  education (including developing an annual
                  education calendar; monitoring independent
                  Trustee attendance at educational seminars and
                  conferences; developing and conducting
                  orientation sessions for new independent
                  Trustees; and managing the Board's education
                  program in a cost-effective manner); and 4)
                  governance practices (including reviewing and
                  making recommendations regarding Trustee
                  compensation and Trustee expenses; monitoring
                  Trustee investments in the Portfolio
                  monitoring compliance with Trustee retirement
                  policies; reviewing compliance with the
                  prohibition from serving on the board of
                  directors of mutual funds that are not part of
                  the First American Fund Complex; if requested,
                  assisting in the Board Chair in overseeing
                  self-evaluation process; in collaboration with
                  outside counsel, developing policies and
                  procedures addressing matters which should
                  come before the Committee in the proper
                  exercise of its duties; reviewing the Board's
                  adherence to industry "best

                                                                                                       NUMBER OF FUND COMPLEX
                                                                                                         COMMITTEE MEETINGS
                                                                                                           HELD DURING THE
                                                                                                         TRUST'S FISCAL YEAR
                                COMMITTEE FUNCTION                         COMMITTEE MEMBERS              ENDED 12/31/2008
                  ----------------------------------------------   ---------------------------------   ----------------------
                  practices;" reviewing and recommending changes
                  in Board governance policies, procedures and
                  practices; reporting the Committee's
                  activities to the Board and making such
                  recommendations; reviewing and, as
                  appropriate, recommending that the Board make
                  changes to the Committee's charter).

     In addition to the above committees, the Board also appoints a Fund Review Liaison. The responsibility of the Fund Review Liaison is to lead the Board, together with the Board Chair, in evaluating Fund performance, Fund service provider contracts and arrangements for execution of Fund trades. Ms. Herget is the current Fund Review Liaison.

     The Governance Committee will consider shareholder recommendations for Trustee nominees in the event there is a vacancy on the Board or in connection with any special shareholders meeting which is called for the purpose of electing Trustees. The Trust does not hold regularly scheduled annual shareholders meetings. There are no differences in the manner in which the Governance Committee evaluates nominees for Trustee based on whether the nominee is recommended by a shareholder.

     A shareholder who wishes to recommend a Trustee nominee should submit his or her recommendation in writing to the Chair of the Board (Ms. Stringer) or the Chair of the Governance Committee (Mr. Strauss), in either case at Mount Vernon Securities Lending Trust, P.O. Box 1329, Minneapolis, Minnesota 55440-1329. At a minimum, the recommendation should include:

     - the name, address, and business, educational, and/or other pertinent background of the person being recommended;

     - a statement concerning whether the person is "independent" within the meaning of New York Stock Exchange and American Stock Exchange listing standards and is not an "interested person" as defined in the Investment Company Act of 1940;


     - any other information that the Portfolio would be required to include in a proxy statement concerning the person if he or she was nominated; and


     - the name and address of the person submitting the recommendation, together with the number of Portfolio shares held by such person and the period for which the shares have been held.

     The recommendation also can include any additional information that the person submitting it believes would assist the Governance Committee in evaluating the recommendation. Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and will be kept on file for consideration when there is a vacancy on the Board or prior to a shareholders meeting called for the purpose of electing Trustees.

TRUSTEE OWNERSHIP OF SECURITIES OF THE TRUST OR ADVISOR

     The information in the table below discloses the dollar ranges of (i) each Trustee's beneficial ownership in the Trust, and (ii) each Trustee's aggregate beneficial ownership in all funds within the First American Funds complex. All of the Trustees are Independent Trustees.


                                               AGGREGATE DOLLAR
                                               RANGE OF EQUITY
                                              SECURITIES IN THE
                     DOLLAR RANGE OF EQUITY     FIRST AMERICAN
                    SECURITIES IN THE TRUST     FUNDS COMPLEX
NAME OF TRUSTEE         AS OF 12/31/2008       AS OF 12/31/2008
-----------------   -----------------------   -----------------
Benjamin Field                 $0               Over $100,000
Roger Gibson                   $0               Over $100,000
Victoria Herget                $0               Over $100,000
John P. Kayser                 $0               Over $100,000
Leonard Kedrowski              $0               Over $100,000
Richard Riederer               $0               Over $100,000
Joseph Strauss                 $0               Over $100,000
Virginia Stringer              $0               Over $100,000
James Wade                     $0               Over $100,000



     As of December 31, 2008, none of the independent Trustees or their immediate family members owned, beneficially, or of record, any securities in
(i) an investment advisor of the Trust or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the Trust.



     None of the Trustees meet the eligibility requirements to purchase shares of the Portfolio.


TRUSTEE COMPENSATION

     The First American Family of Funds (the "Funds"), which, in addition to the Trust, includes First American Investment Funds, Inc. ("FAIF"), First American Funds, Inc. ("FAF"), First American Strategy Funds, Inc. ("FASF"), and the First American closed-end funds ("FACEF"), currently pays Trustees who are not paid employees or affiliates of the Funds an annual retainer of $135,000 ($245,000 in the case of the Chair). The Fund Review Liaison and the Audit Committee Chair each receive an additional annual retainer of $20,000. The other standing Committee Chairs receive an additional annual retainer of $15,000. In addition, Trustees are paid the following fees for attending Board and Committee meetings:

     - $1,000 for attending the first day of an in-person Board meeting ($1,500 in the case of the Chair);

     - $2,000 for attending the second day of an in-person Board meeting ($3,000 in the case of the Chair);

     - $1,000 for attending the third day of an in-person Board meeting ($1,500 in the case of the Chair), assuming the third day ends no later than early afternoon; and

     - $500 for in-person attendance at any Committee meeting ($750 in the case of the Chair of each committee).

     A Trustee who participates telephonically in any in-person Board or Committee meeting receives half of the fee that Trustee would have received for attending, in-person, the Board or Committee meeting. For telephonic Board and Committee meetings, the Chair and each Trustee and Committee Chair, as applicable, receive a fee equal to half the fee he or she would have received for attending an in-person meeting.

     Trustees also receive $3,500 per day when traveling, on behalf of a Fund, out of town on Fund business which does not involve a Board or Committee meeting. In addition, Trustees are reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and Committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph are allocated evenly among the funds in the First American Family of Funds.




     The Trustees may elect to defer payment of up to 100% of the fees they receive in accordance with a Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the Trustee under the Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Deferral of Trustee fees in accordance with the Plan will have a negligible impact on Fund assets and liabilities and will not obligate the Funds to retain any Trustee or pay any particular level of compensation. The Funds do not provide any other pension or retirement benefits to Trustees.

     Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which James D. Alt, Assistant Secretary of the Trust, FAIF, FAF, FASF, and FACEF, is a partner.


     The following table sets forth information concerning aggregate compensation paid to each Trustee of the Trust (i) by the Trust (column 2), and
(ii) by the Trust, FAIF, FAF, FASF, and FACEF collectively (column 5) during the fiscal year ended December 31, 2008. No executive officer or affiliated person of the Trust received any compensation from the Trust in excess of $60,000 during such fiscal year or fiscal period.



Compensation during Fiscal Year Ended December 31, 2008



                                                       PENSION OR                    TOTAL
                                                       RETIREMENT                COMPENSATION
                                                        BENEFITS     ESTIMATED    FROM TRUST
                                          AGGREGATE    ACCRUED AS     ANNUAL       AND FUND
                                        COMPENSATION     PART OF     BENEFITS       COMPLEX
                                            FROM          TRUST        UPON         PAID TO
NAME OF PERSON, POSITION                  TRUST (1)     EXPENSES    RETIREMENT   TRUSTEES (2)
-------------------------------------   ------------   ----------   ----------   ------------
Benjamin R. Field III, Trustee               -0-           -0-          -0-        $167,250
Roger A. Gibson, Trustee                     -0-           -0-          -0-         179,875
Victoria J. Herget, Trustee                  -0-           -0-          -0-         181,250
John P. Kayser, Trustee                      -0-           -0-          -0-         163,000
Leonard W. Kedrowski, Trustee                -0-           -0-          -0-         188,000

                                                       PENSION OR                    TOTAL
                                                       RETIREMENT                COMPENSATION
                                                        BENEFITS     ESTIMATED    FROM TRUST
                                          AGGREGATE    ACCRUED AS     ANNUAL       AND FUND
                                        COMPENSATION     PART OF     BENEFITS       COMPLEX
                                            FROM          TRUST        UPON         PAID TO
NAME OF PERSON, POSITION                  TRUST (1)     EXPENSES    RETIREMENT   TRUSTEES (2)
-------------------------------------   ------------   ----------   ----------   ------------
Richard K. Riederer, Trustee                 -0-           -0-          -0-         164,250
Joseph D. Strauss, Trustee                   -0-           -0-          -0-         178,875
Virginia L. Stringer, Trustee & Chair        -0-           -0-          -0-         291,250
James M. Wade, Trustee                       -0-           -0-          -0-         165,000


----------

(1) FAF Advisors pays all compensation due to Trustees for their services to the Trust. The following amounts were paid to Trustees by FAF Advisors, on behalf of the Trust: Benjamin R. Field, $5,980; Roger A. Gibson, $6,389; Victoria J. Herget, $6,416; John P. Kayser, $5,828; Leonard W. Kedrowski, $6,722; Richard K. Riederer, $5,873; Joseph D. Strauss, $6,395; Virginia L. Stringer, $10,413; James M Wade, $5,899. Included in these totals are amounts deferred by Trustees pursuant to the Deferred Compensation plan discussed above. Pursuant to this Plan, the following Trustees deferred compensation paid by FAF Advisors in the amounts indicated: Roger A. Gibson, $1,244; and Victoria J. Herget, $1,880.



(2) Included in the Total Compensation from the Trust and Fund Complex is compensation paid to Trustees by FAF Advisors, as described in note (1) above, and amounts deferred by Trustees pursuant to the Deferred Compensation Plan discussed above. Pursuant to this Plan, the following Trustees deferred compensation from the Fund Complex in the amounts indicated: Roger A. Gibson, $35,975; and Victoria J. Herget, $54,375.


CODES OF ETHICS

     The Trust and FAF Advisors have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Trust. These Codes of Ethics are on public file with, and are available from, the SEC.

PROXY VOTING PROCEDURES


     The Portfolio invests exclusively in non-voting securities.


ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS


     In connection with U.S. Bank's securities lending program, FAF Advisors holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. FAF Advisors, however, will pass through voting rights to its securities lending clients that have a beneficial interest in the Portfolio. Consequently, FAF Advisors will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS


     As of December 31, 2008, there were 14,822,857,418.754 shares outstanding for the Prime Portfolio. The following shareholders of record owned 5% or more of the issued and outstanding shares of the Portfolio:



                                                      Percentage of
Shareholder of Record                              Outstanding Shares
---------------------                              ------------------
First American Equity Index Fund                         7.16%
615 East Michigan St.
Milwaukee, WI 53202

First American Mid Cap Growth Opportunities Fund         7.01%
615 East Michigan St.
Milwaukee, WI 53202

Woodmen of the World Life Insurance Society              6.63%
1700 Franam Street, Suite 1200
Omaha, NE 68102

Building Trades United Pension Trust Fund                6.58%
500 Elm Grove Road, PO Box 530
Elm Grove, WI 53122

First American Real Estate Fund                          5.66%
615 East Michigan St.
Milwaukee, WI 53202



     As of December 31, 2008, the Trustees and officers of the Trust, as a group, did not own any of the Trust's voting securities.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS


     Most of the Portfolio's necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:


Investment Advisor:                              FAF Advisors
Administrator and Transfer Agent:                FAF Advisors
Custodian:                                       U.S. Bank
Independent Registered Public Accounting Firm:   Ernst & Young LLP

INVESTMENT ADVISOR


     FAF Advisors, Inc. ("FAF Advisors"), 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Portfolio pursuant to an investment advisory agreement dated September 21, 2005. FAF Advisors is a wholly owned subsidiary of

U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, a national banking association that operates banking offices in 24 states, primarily in the lower and upper Midwest and throughout the Southwest and Northwest. U.S. Bank is, in turn, a subsidiary of U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, which is a diversified financial holding company and conducts business in all 50 states. U.S. Bancorp also has various other subsidiaries engaged in financial services. At December 31, 2008, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of approximately $265.9 billion, consolidated deposits of $159.3 billion and shareholders' equity of $22.6 billion.



     The Advisory Agreement requires FAF Advisors to arrange, if requested by the Trust, for officers or employees of FAF Advisors to serve without compensation from the Portfolio as Trustees, officers, or employees of the Trust if duly elected to such positions by the shareholders or Trustees of the Trust. FAF Advisors has the authority and responsibility to make and execute investment decisions for the Portfolio within the framework of the Portfolio's investment policies, subject to review by the Board. FAF Advisors is also responsible for monitoring the performance of the various organizations providing services to the Portfolio, including the Portfolio's custodian and accounting agent, and for periodically reporting to the Board on the performance of such organizations. FAF Advisors will, at its own expense, furnish the Portfolio with the necessary personnel, office facilities, and equipment to service the Portfolio's investments and to discharge its duties as investment advisor of the Portfolio.



     The Trust may have an obligation to indemnify its Trustees and officers with respect to litigation. FAF Advisors will be liable to the Portfolio under the Advisory Agreement for any negligence or willful misconduct by FAF Advisors other than liability for investments made by FAF Advisors in accordance with the explicit direction of the Board or the investment objectives and policies of the Portfolio. FAF Advisors has agreed to indemnify the Portfolio with respect to any loss, liability, judgment, cost or penalty that the Portfolio may suffer due to a breach of the Advisory Agreement by FAF Advisors.


     The Advisory Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either FAF Advisors or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

ADMINISTRATOR


     FAF Advisors serves as the administrator of the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between FAF Advisors and the Trust. U.S. Bancorp Fund Services, LLC, ("USBFS"), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as sub-administrator pursuant to a Sub-Administration Agreement between FAF Advisors and USBFS dated June 1, 2007. USBFS is a subsidiary of U.S. Bancorp. Under the Administration Agreement, FAF Advisors provides, or compensates others to provide, services to the Portfolio. These services include various administrative and accounting services. For these services, the Trust pays FAF Advisors total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio, and bears all of the Portfolio's other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses. All fees paid to USBFS, as sub-administrator, are paid from the administrative fee. The following table sets forth total administrative fees (including fees for transfer agent and dividend disbursing agent services provided by FAF Advisors, as described below) paid to FAF Advisors by the Portfolio.



    PERIOD FROM PORTFOLIO'S
   COMMENCEMENT OF OPERATIONS
    (APRIL 1, 2006) THROUGH        FISCAL YEAR ENDED   FISCAL YEAR ENDED
       DECEMBER 31, 2006           DECEMBER 31, 2007   DECEMBER 31, 2008
--------------------------------   -----------------   -----------------
            $762,493                   $2,705,478          $2,356,901


     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either FAF Advisors or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

TRANSFER AGENT


     FAF Advisors serves as the transfer agent for the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between FAF Advisors and the Trust. Under the Administration Agreement, FAF Advisors, among other things, provides customary services of a transfer agent and dividend disbursing agent for the Trust.


     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Transfer Agent or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN


     U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the custodian ("Custodian") for the Portfolio. The Custodian is a subsidiary of U.S. Bancorp.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     Ernst & Young LLP, 220 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the independent registered public accounting firm for the Portfolio, providing audit services, including audits of the annual financial statements.


ITEM 15. PORTFOLIO MANAGERS


     The Portfolio is managed by a team of persons associated with FAF Advisors.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES


     As the Trust's Portfolio is composed almost exclusively of debt, rather than equity securities, most of the portfolio transactions are effected with dealers without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting such portfolio transactions on behalf of the Portfolio, FAF Advisors seeks the most favorable net price consistent with the best execution. FAF Advisors may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of FAF Advisors to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.



     Decisions with respect to placement of the portfolio transactions are made by FAF Advisors. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable net prices for the Portfolio. Most portfolio transactions are with the issuer or with major dealers acting for their own account and not as brokers.



     The Portfolio does not effect brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with its Advisor unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Portfolio, as determined by the Board. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Portfolio as such Portfolio can obtain elsewhere and at least as favorable as such affiliate broker-dealer normally gives to others.


     When two or more clients of FAF Advisors are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by FAF Advisors to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions will produce better executions for each client.


     During its three most recent fiscal years ended December 31, the Portfolio paid no brokerage commissions to affiliated brokers. At December 31, 2008, the Portfolio held securities of broker-dealers which are deemed to be "regular brokers or dealers" of the Portfolio under the 1940 Act (or of such broker-dealers' parent companies) in the following amounts:

                  Value of Securities Held by
Broker                   the Portfolio
---------------   ---------------------------
Deutsche Bank             $100,000,000
ING Bank                  $100,000,000
BNP Paribas               $100,000,000
Morgan Stanley            $ 50,000,000
Barclays Bank             $ 50,000,000
Credit Suisse             $ 50,000,000
Goldman Sachs             $ 50,000,000
Lehman Brothers           $  3,600,000


ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

     Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share, which may be divided into one or more series and class, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.


     As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, which commenced operations on the date set forth opposite the Portfolio's name:



Commencement of Operations                   Portfolio Name
--------------------------   -----------------------------------------------
        10/18/2005           Mount Vernon Securities Lending Prime Portfolio


     The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

     Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Board.

     The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

     The Trust will not have an Annual Meeting of Shareholders. Annual and special meetings of Shareholders may be held on such date and at such time as shall be set or provided by the Board.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED


     Shares of the Portfolio may only be offered to, and be held by, participants in U.S. Bank's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.


VALUATION OF PORTFOLIO SHARES


     With the exception of Good Friday, net asset value ("NAV") per share for the shares of the Portfolio s calculated as of 4:30 p.m. Eastern time on each day on which the Federal Reserve Bank is open for business. The Portfolio observes Good Friday in addition to the following holidays observed by the Federal Reserve Bank: New Year's Day, Birthday of Martin Luther King, Jr., Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. On December 31, 2008, the NAV per share for the Portfolio was calculated as set forth below.



Net Assets (In Dollars) / Shares Outstanding = Net Asset Value Per Share (In Dollars)
   $4,814,948,264.68       4,822,857,418.754                   $1.00



     The Portfolio will use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.


     The Trustees have established procedures reasonably designed to stabilize the Portfolio's price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio's NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.





     When market quotations are not readily available for an investment, or if FAF Advisors believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the Board. Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Portfolio could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolio determines its NAV per share.




ITEM 19. TAXATION

FEDERAL TAXES


     The Portfolio intends to elect each year to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.


     The Portfolio expects to distribute net realized short-term capital gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Portfolio's net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.

     Under the Code, the Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.




     The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this Statement of Additional Information.

ITEM 20. UNDERWRITERS

     Not Applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

     No SAI disclosure is required by this Item.

ITEM 22. FINANCIAL STATEMENTS


     The audited financial statements for the fiscal year ended December 31, 2008, for the Portfolio, including Ernst & Young LLP's report thereon, are included in the Portfolio's Annual Report to Shareholders, which was filed with the SEC on March 11, 2009, and is incorporated into this SAI by reference.

APPENDIX A


                               SHORT-TERM RATINGS



     The Portfolio's investments are limited to securities that, at the time of acquisition, are "Eligible Securities." Eligible Securities include securities that are rated by two nationally recognized statistical rating organizations in one of the two highest categories for short-tem debt obligations, such as A-1 or A-2 by Standard & Poor's, or Prime-1 or Prime-2 by Moody's, and unrated securities of comparable quality.



STANDARD & POOR'S



     A-1. A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.



     A-2. A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.



MOODY'S



     Prime-1. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:



     -    Leading market positions in well-established industries.



     -    High rates of return on funds employed.



     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.



     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.



     - Well-established access to a range of financial markets and assured sources of alternate liquidity.



     Prime-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                                     PART C

ITEM 23. EXHIBITS

(a)(1) Amended and Restated Certificate of Trust dated October 14, 2005. (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(a)(2) Agreement and Declaration of Trust dated October 17, 2005. (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(b) By-Laws. (Incorporated by reference to Exhibit (b) to the registration statement on Form N-1A, filed April 25, 2007 (file No. 811-21824)).

(c)      None.

(d) Investment Advisory Agreement between Mount Vernon Securities Lending Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(e)      Not Applicable.

(f)(1) Deferred Compensation Plan for Trustees dated January 1, 2000, as amended December 2008.*

(f)(2) Deferred Compensation Plan for Trustees, Amended Summary of Terms as amended December 2008.*

(g)(1) Custodian Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(g)(2) Amendment to Custody Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated February 19, 2009.*

(h)(1) Administration Agreement between Mount Vernon Securities Lending Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(h)(2) Sub-Administration Agreement between FAF Advisors, Inc. and U.S. Bancorp Fund Services, LLC dated June 1, 2007. (Incorporated by reference to Exhibit (h)(2) to the registration statement on Form N-1A, filed January 15, 2008 (File No. 811-21824)).

(i)      Not Applicable.

(j)      Not Applicable.

(k)      Not Applicable.

(l)      None.

(m)      None.

(n)      None.

(o)      Reserved.

(p)(1) First American Funds Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940 and Section 406 of the Sarbanes-Oxley Act.*

(p)(2) FAF Advisors, Inc. Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940.*

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.

ITEM 25. INDEMNIFICATION

     Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust ("indemnitee"), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in
Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

     Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is the case:
(i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

     Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

     See "Management of the Trust" in Part B. Information as to the Trustees and officers of FAF Advisors is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

     FAF Advisors, Inc. (Investment Advisor, Administrator, and Transfer Agent) 800 Nicollet Mall, Minneapolis, Minnesota 55402

     U.S. Bank National Association (Custodian)
     60 Livingston Avenue, St. Paul, Minnesota 55101

ITEM 29. MANAGEMENT SERVICES

     None.

ITEM 30. UNDERTAKINGS

     Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 30th day of April, 2009.

                                        MOUNT VERNON SECURITIES LENDING TRUST


                                        By: /s/ Thomas S. Schreier, Jr.
                                            ------------------------------------
                                            Thomas S. Schreier, Jr.
                                            President

                                INDEX TO EXHIBITS

EXHIBIT NUMBER   NAME OF EXHIBIT
--------------   ---------------
(f)(1)           Deferred Compensation Plan for Directors

(f)(2)           Deferred Compensation Plan for Directors, Summary of Terms

(g)(2)           Amendment to Custodian Agreement

(p)(1)           First American Funds Code of Ethics

(p)(2)           FAF Advisors Code of Ethics